[AmeriSource Letterhead]

                               August 7, 1998

Via Telecopier (415) 983-8826

McKesson Corporation
One Post Street
San Francisco, CA  94104
Attention:  Ivan D. Meyerson, Esq.

          Reference is hereby made to that certain Agreement and Plan of Merger by and among McKesson Corporation, Patriot Acquisition Corp. and AmeriSource Health Corporation ("AmeriSource"), as amended (the "Merger Agreement"). Capitalized terms used in this letter that are not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

          We are hereby notifying you that AmeriSource hereby exercises its right to terminate the Merger Agreement pursuant to Section 7.1(c) of the Merger Agreement.

                                    Very truly yours,

                                    AMERISOURCE HEALTH CORPORATION


                                    By:  /s/ Robert David Yost
                                       ------------------------------
                                        Name:
                                        Title:


cc:   Fried, Frank, Harris, Shriver & Jacobson
      One New York Plaza
      New York, New York  10004
      Attention:  Stephen Fraidin, P.C.

      CRAIG GODSHALL, ESQ. (VIA TELECOPIER)